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                                                                    EXHIBIT 99.2
FRIDAY AUGUST 7, 3:02 PM EASTERN TIME

COMPANY PRESS RELEASE

SOURCE: Syntroleum Corporation

SLH AND SYNTROLEUM COMPLETE MERGER

MERGER PROVIDES CAPITAL TO ACCELERATE COMMERCIAL DEVELOPMENT OF SYNTROLEUM PROCESS AND FUND CONSTRUCTION OF GAS-TO-LIQUIDS PLANTS

TULSA, Okla., Aug. 7 -- Syntroleum Corporation today announced that it has completed its merger with SLH Corporation which, prior to the merger owned approximately 31% of the outstanding common shares of Syntroleum. The merger was approved by the shareholders of both companies at separate meetings held yesterday.

Among other things, the merger gives the combined company, which will be called Syntroleum Corporation, access to approximately $50 million of cash and other assets formerly held by SLH. Syntroleum intends to use this capital to accelerate the development and commercial implementation of its proprietary process designed to catalytically convert natural gas into synthetic crude oil and other hydrocarbon-based products.

In the merger, each outstanding share of Syntroleum common stock was converted into 1.28990 shares of SLH common stock. As a result, pre-merger shareholders of Syntroleum own 62.5% of the combined company and pre-merger shareholders of SLH own the remaining 37.5%. Approximately 16,825,000 shares of SLH common stock were issued in the merger, resulting in a total of approximately 26,900,000 outstanding shares after the merger. The last trading day for the common shares of SLH will be today, August 7, 1998. Shares of Syntroleum common stock will begin trading on August 10, 1998 on Nasdaq under the trading symbol "SYNM".

"With the financial resources and access to capital provided by this transaction, Syntroleum can now move aggressively to bring our gas-to-liquids technology to the energy market and capitalize on the significant opportunities we see there," said Kenneth Agee, Syntroleum's Chairman and Chief Executive Officer. With the assets provided by the merger, we now have capital to push the development of our commercial plants forward.

Mark Agee, Syntroleum's President, added, "As a result of becoming a publicly traded company after the merger, our current and potential shareholders, licensees, business partners and employees will now have access to much greater information about Syntroleum, its strategy and its prospects. We believe this will work to the benefit of all concerned."

"We are also convinced that our business model, which combines the considerable capabilities of our own R&D and engineering staffs with those of our licensees and technology partners, creates a clear and compelling competitive advantage for Syntroleum," said Mark Agee.

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Syntroleum plans to use a portion of the cash made available by the merger to fund its capital commitments for two previously announced gas-to-liquids projects -- a specialty product GTL plant being developed with Enron Capital & Trade Resources in Sweetwater County, Wyoming, and a second GTL plant being developed with Texaco and the engineering firm of Brown & Root. The company also intends to continue to make significant investments in the research and development of improvements to the Syntroleum Process.

The Syntroleum Process

The Syntroleum Process is a simplification of traditional GTL technologies aimed at substantially reducing both the capital cost and minimum economical size of a GTL plant, as well as plant operating costs. To this end, a unique characteristic and primary advantage of the Syntroleum Process over competing processes is its use of air, rather than pure oxygen, in the conversion process.

Syntroleum believes that the Syntroleum Process can, in some circumstances, be cost effective in GTL plants with throughput levels as low as 2,000 barrels per day (based on energy prices in recent years), and can be competitive with other GTL processes at any plant size. Syntroleum believes its ability to scale plant size down will enable it to place its GTL plants in skids, barges and ocean-going vessels. This is expected to allow Syntroleum licensees to use GTL plants in a wider variety of locations, including isolated and offshore areas where much of the world's stranded gas reserves are found.

The potential for small and portable plants also makes Syntroleum's GTL technology more suitable for converting natural gas associated with oil fields that would otherwise be flared (which is now prohibited or severely restricted in many countries) or reinjected into the reservoir at significant cost. In addition, the synthetic crude oil produced by the Syntroleum Process has certain performance and environmental advantages over conventional crude oil.

Syntroleum's Strategy

Syntroleum's objective is to be a leading GTL technology provider to the oil and gas industry. Its strategy to achieve this objective involves the following key elements:

      Broadly License the Syntroleum Process. Syntroleum intends to continue offering licenses to the Syntroleum Process and related proprietary catalysts to the oil and gas industry for the production of synthetic crude oil and liquid fuels primarily outside of North America.
      To date, Syntroleum has entered into license agreements with Texaco, ARCO, Marathon, YPF, Enron, and Kerr-McGee, and is currently in discussions with several other oil and gas companies with respect to additional license agreements.
      Own Specialty Product GTL Plants. Syntroleum intends to establish joint ventures with its licensees and other oil and gas industry partners and/or financial partners to design, construct and operate GTL plants designed to produce high margin specialty products.
      Syntroleum has formed a joint venture with Enron with respect to the development of a proposed 8,000-barrel per day GTL plant in Sweetwater County, Wyoming. The company is currently in discussions with several other potential participants in this joint venture. Syntroleum has also entered into a project development agreement with Texaco and Brown & Root with respect to the development of a small GTL plant.
      Provide Mobile GTL Plants on a Contract Basis. Syntroleum intends to make mobile GTL plants available to customers on a contract basis through efforts with industry partners and others. Syntroleum believes that there will be a significant market potential for mobile GTL plants in various applications, including (i) extended well testing; (ii) conversion of small associated gas fields; and (iii) short-term use of a GTL plant on large fields while a permanent GTL plant is being built.




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      Continue Reducing Costs Through Research and Development Activities and
      Acquisitions. Syntroleum intends to continue its research and development activities with a focus on developing further improvements to the Syntroleum Process and further reducing the capital and operating costs of GTL plants based on the Syntroleum Process.
      Syntroleum has leveraged its own research and development capabilities through joint development arrangements with its licensees and other industry partners. Texaco, ARCO, Marathon, Bateman Engineering, Brown & Root, ABB Power Generation and ABB STAL AB, AGC Manufacturing Services, Catalytica Combustion Systems and Catalytica Advanced Technologies are currently participating in specific joint development projects with Syntroleum.
      Syntroleum believes that the network created through its license and joint development agreements, along with its strategic alliances with engineering companies and critical component vendors, will allow it to more rapidly commercialize and improve the Syntroleum Process, thereby providing it and its licensees with an important competitive advantage and enhancing Syntroleum's ability to attract additional licensees and joint development partners. Under these agreements, Syntroleum generally acquires title to or rights to use all inventions and improvements to the Syntroleum Process that results from these collaborative efforts. Those improvements are then made available to all licensees.

This document includes forward-looking statements as well as historical information. Forward-looking statements include, but are not limited to, statements relating to the use of funds provided by the merger, the Syntroleum Process and related technologies, GTL plants based on the Syntroleum Process (including the development of planned plants), the economic use of such plants and the continued development of the Syntroleum Process. When used in this document, the words "anticipate," "believe," "estimate," "expect," "intent," "may," "project," "plan," "should," and similar expressions are intended to be among the statements that identify forward-looking statements. Although Syntroleum believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include the potential that commercial-scale GTL plants will not achieve the same results as those demonstrated on a laboratory or pilot basis or that such plants will experience technological and mechanical problems, the potential that improvements to the Syntroleum Process currently under development may not be successful, the impact on plant economics of operating conditions (including energy prices), competition, intellectual property risks, Syntroleum's ability to obtain financing and other risks described in the company's filings with the Securities and Exchange Commission.

(R) "Syntroleum" is registered as a trademark and service mark in the U.S. Patent and Trademark Office.